Exhibit 99.3

UBIQUITEL OPERATING COMPANY

Offer to Exchange
Up to $150,000,000 Aggregate Principal Amount of
its Registered 9 7/8% Senior Notes due 2011
for Up to a like Aggregate Principal Amount of
its outstanding 9 7/8% Senior Notes due 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, JANUARY    , 2005, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OUTSTANDING NOTES MUST TENDER THEIR OUTSTANDING NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE REGISTERED NOTES. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

January    , 2005

To Our Clients:

        Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by UbiquiTel Operating Company, a Delaware corporation (the "Company"), to exchange up to $150,000,000 aggregate principal amount of its Registered 9 7/8% Senior Notes due 2011 (the "Registered Notes") for up to a like aggregate principal amount of its outstanding 9 7/8% Senior Notes due 2011 (the "Outstanding Notes").

        WE ARE THE HOLDER OF RECORD OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to have us tender Outstanding Notes on your behalf in respect of any or all of the Outstanding Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

        Your attention is directed to the following:

  1.
  The Company will issue $1,000 principal amount at maturity of Registered Notes for each $1,000 principal amount at maturity of Outstanding Notes accepted in the Exchange Offer. You may instruct us to tender some or all of your Outstanding Notes in the Exchange Offer. Outstanding Notes may be tendered only in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

  2.
  The Exchange Offer will expire at 5:00 p.m., New York City time, January    , 2005, unless the Exchange Offer is extended. Tendered Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  3.
  If you wish to tender any or all of your Outstanding Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf of Outstanding Notes on or prior to the Expiration Date.

        If you wish to have us tender any or all of your Outstanding Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Outstanding Notes, all such Outstanding Notes will be tendered unless otherwise specified on the Instruction Form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

        The Exchange Offer is not being made to (nor will tenders of Outstanding Notes be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders of Outstanding Notes in such jurisdiction.

Instruction Form with respect to the
Offer to Exchange
Up to $150,000,000 Aggregate Principal Amount of
Registered 9 7/8% Senior Notes due 2011
for Up to a like Aggregate Principal Amount of
outstanding 9 7/8% Senior Notes due 2011
of
UBIQUITEL OPERATING COMPANY

        The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the "Prospectus") and Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by UbiquiTel Operating Company, a Delaware corporation (the "Company"), to exchange up to $150,000,000 aggregate principal amount of its Registered 9 7/8% Senior Notes due 2011 (the "Registered Notes") for up to a like aggregate principal amount of its outstanding 9 7/8% Senior Notes due 2011 (the "Outstanding Notes").

        This will instruct you to tender to the Company the aggregate principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Outstanding Notes held by you for the account of the undersigned) upon the terms and subject to the conditions of the Exchange Offer.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

        Aggregate Principal Amount of Outstanding Notes to be Tendered:

SIGN HERE*

Please type or print name(s)

Date:
Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

*
Unless otherwise indicated, it will be assumed that we should tender all of the aggregate principal amount of Outstanding Notes held by us for your account.